Exhibit 21

NORDSON CORPORATION
Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction
of Incorporation	Name

INTERNATIONAL:
Australia	Nordson Australia Pty. Limited
Austria	Nordson GmbH
Belgium	Nordson Benelux S.A./N.V.
Brazil	Nordson do Brasil Industria e Comercio Ltda.
Canada	Nordson Canada Limited
China	Nordson (China) Co., Ltd.
China	Dage Test Systems (Suzhou) Co. Ltd.(1)
China	Dage Trading (Suzhou) Co. Ltd.(1)
Colombia	Nordson Andina Limitada
Czech Republic	Nordson CS, spol.s.r.o.
Denmark	Nordson Danmark A/S
Finland	Nordson Finland Oy
France	Nordson France S.A.S.
France	Dosage 2000(2)
Germany	Nordson Deutschland GmbH(3)
Germany	Nordson Holdings GmbH
Germany	Nordson Engineering GmbH(4)
Germany	Dage Deutschland GmbH(5)
Germany	Dage SemiConductor GmbH(6)
Germany	Dage Medixtec GmbH(6)
Germany	Dage Electronic Europa Vertrieb EV GmbH(6)
Germany	Picodostec GmbH(7)
Hong Kong	Nordson Application Equipment, Inc.
India	Nordson India Private Limited
Italy	Nordson Italia S.p.A.
Japan	Nordson K.K.
Japan	Nordson Asymtek K.K.
Japan	Dage Arctek(1)
Malaysia	Nordson (Malaysia) Sdn. Bhd.
Mexico	Nordson de Mexico, S.A. de C.V.
The Netherlands	Nordson Benelux B.V.
The Netherlands	Nordson B.V.
New Zealand	Nordson New Zealand
Norway	Nordson Norge A/S
Poland	Nordson Polska Sp.z.o.o.
Portugal	Nordson Portugal Equipamento Industrial, Lda.
Russia	Nordson Deutschland GmbH — Representative Office
Russia	Nordson Russia Limited Liability Company
Singapore	Nordson S.E. Asia (Pte.) Ltd.
Singapore	Dage (SEASIA) Pte. Ltd.(1)
South Africa	MLT Systems Holdings (Pty.) Limited
South Korea	Nordson Korea
Spain	Nordson Iberica, S.A.

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Subsidiaries of the Registrant — Continued

Jurisdiction
of Incorporation	Name

INTERNATIONAL:
Sweden	Nordson AB
Switzerland	Nordson (Schweiz) A.G.(8)
United Kingdom	Nordson (U.K.) Limited
United Kingdom	Nordson U.V. Limited
United Kingdom	Primarc Limited
United Kingdom	Dage Holdings Limited
United Kingdom	Dage Precision Industries Ltd.(5)

DOMESTIC:
California	Asymptotic Technologies, Inc.(9)
California	March Plasma Systems, Inc.
California	H.P. Solutions, Inc. (10)
California	Dage Precision Industries, Inc.(5)
California	YESTech, Inc.
Georgia	J and M Laboratories, Inc.(11)
New Jersey	Horizon Lamps, Inc.
New Jersey	TAH Industries
New Jersey	TAH Europe, Inc.
Ohio	Nordson U.S. Trading Company
Rhode Island	Electron Fusion Devices, Inc.
Rhode Island	EFD, International, Inc.(12)

Ownership Legend

(1) Owned by Dage Precision Industries Limited

(2) Owned by Electron Fusion Devices, Inc.

(3) Owned by Nordson Engineering GmbH, Nordson Corporation and Nordson Holdings GmbH

(4) Owned by Nordson Corporation and Nordson Holdings GmbH

(5) Owned by Dage Holdings Limited

(6) Owned by Dage Deutschland GmbH

(7) Owned by Nordson Deutschland GmbH

(8) Owned by Nordson Benelux S.A./N.V.

(9) Doing business as Asymtek

(10) Doing business as H.F. Johnston Manufacturing, Inc.

(11) Doing business as Nordson Dawsonville

(12) Owned by Electron Fusion Devices, Inc.

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